SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                 reported): December 9, 1998 (December 3, 1998)


                                   FEI COMPANY
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               (Exact name of registrant as specified in charter)


                                     OREGON
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                    (State of incorporation or organization)


       0-22780                                           93-0621989
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(Commission File Number)                    (I.R.S. Employer Identification No.)



               7451 NW Evergreen Parkway, Hillsboro, OR 97214-5830
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:   (503) 640-7500
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Item 5. Other Events

     On December 3, 1998, FEI Company ( "FEI") entered into an Agreement and Plan of Merger (the "Merger Agreement") among Micrion Corporation, a Massachusetts corporation ("Micrion"), FEI, and MC Acquisition Corporation, a Oregon corporation and wholly owned subsidiary of FEI (the "Merger Sub"). Pursuant to the Merger Agreement and subject to the terms and conditions thereof, Micrion will merge with Merger Sub (the "Merger") and become a wholly owned subsidiary of FEI. Holders of Micrion common stock will receive in the Merger one share of FEI common stock and $6.00 in cash (or, in certain circumstances described below, an equivalent amount of shares of FEI common stock in lieu of cash) (together, the "Merger Consideration") in exchange for each share of Micrion common stock. The cash portion (or shares in lieu thereof) may be reduced if Micrion's indebtedness at closing of the Merger exceeds certain levels set forth in the Merger Agreement. The descriptions of the Merger Agreement and the Merger contained herein do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement which is incorporated by reference herein as Exhibit 2.1.

     In connection with the Merger Agreement, FEI and Micrion entered into a 19.9% Stock Option Agreement (the "Option Agreement") dated as of December 3, 1998, pursuant to which Micrion granted to FEI an option (the "Option") to purchase 810,805 shares of Micrion's common stock (equal on that date to 19.9% of the outstanding common stock of Micrion) for a price of $13.9625 per share. The Option will become exercisable by FEI in whole or in part, following the occurrence of a Triggering Event (as defined in the Option Agreement). The descriptions contained herein of the Option Agreement and the Option do not purport to be complete and are qualified in their entirety by reference to the Option Agreement, which is incorporated by reference herein as Exhibit 99.1.

     In connection with the proposed Merger, Philips Business Electronics International B.V. ("PBE"), the majority shareholder of FEI, entered into a stock purchase agreement (the "PBE Agreement") with FEI pursuant to which PBE has agreed to finance the cash portion of the Merger Consideration through the purchase from FEI of additional newly issued shares of FEI common stock. PBE also has the option to purchase additional newly issued shares of FEI to maintain PBE's majority shareholder position after the issuance of shares to Micrion's stockholders. The PBE Agreement is subject to certain conditions and, if the stock purchase under the PBE Agreement is not consummated, the Merger Consideration will consist of one share of FEI common stock plus an equivalent amount of shares of FEI common stock in lieu of the cash portion of the Merger Consideration (based on the average closing price of FEI common stock over a period of days, as described in the Merger Agreement). The description of the PBE Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the PBE Agreement which is incorporated by reference herein as Exhibit 99.2.

     Consummation of the Merger is subject to a number of conditions, including but not limited to approval by the stockholders of Micrion of the Merger Agreement, approval by the

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shareholders of FEI of the issuance of shares of FEI common stock as part of the
Merger Consideration, and compliance with pre-merger notification requirements. PBE has agreed to vote its shares to approve the issuance of shares by FEI in connection with the Merger.

Item 7. Exhibits.

  Exhibit No.    Description
  -----------    -----------

      2.1 Agreement and Plan of Merger among FEI Company, Micrion Corporation and MC Acquisition Corporation dated as of December 3, 1998; incorporated by reference to Exhibit 2.1 to Micrion Corporation's Current Report on Form 8-K dated December 9, 1998.

                 The Registrant agrees to furnish supplementally a copy of the omitted schedules listed in the Agreement and Plan of Merger to the Securities and Exchange Commission upon request.

     99.1 19.9% Stock Option Agreement between Micrion Corporation and FEI Company dated as of December 3, 1998; incorporated by reference to Exhibit 99.1 to Micrion Corporation's Current Report on Form 8-K dated December 9, 1998.

     99.2 Stock Purchase Agreement between Philips Business Electronics International B.V. and FEI Company dated as of December 3, 1998; incorporated by reference to Exhibit 2 to Koninklijke Philips Electronics N.V. and Philips Business Electronics International B.V. Amendment No. 1 to Schedule 13-D/A dated December 8, 1998.

     99.3        List of omitted schedules to the Stock Purchase Agreement.

     99.4        Press Release dated December 3, 1998.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FEI COMPANY


Date:  December 9, 1998                By: LYNWOOD W. SWANSON
                                           -------------------------------------
                                           Lynwood W. Swanson,
                                           Chairman of the Board

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